Exhibit 99.1

Press release
For immediate release Financial Contact: Mike Knapp Knowles Investor Relations Phone: (630) 238-5236 Email: mike.knapp@knowles.com

Knowles Completes Divestiture of Timing Device Business

ITASCA, Ill., Nov. 28, 2017 — Knowles Corporation (NYSE: KN), a market leader and global supplier of advanced micro-acoustic, audio processing, and precision device solutions, today announced that it has completed the sale of its timing device (oscillator) business, part of the Precision Devices segment, to Microsemi Corporation (Nasdaq: MSCC) for $130 million in cash, subject to customary adjustments. The Company expects to use a portion of the net proceeds to reduce outstanding borrowings under the Company’s revolving credit facility.

The Company expects to reclassify the assets, liabilities and results of the operations of the timing device business to discontinued operations in the fourth quarter of 2017.

The divestiture of the timing device business reduces the Company’s fourth quarter guidance for continuing operations by approximately $26 million in revenues and reduces GAAP and Non GAAP EPS by approximately $0.02.

About Knowles

Knowles Corporation (NYSE: KN) is a market leader and global supplier of advanced micro-acoustic, audio processing, and precision device solutions, serving the mobile consumer electronics, communications, medical, military, aerospace, and industrial markets. Knowles uses its leading position in MEMS (micro-electro-mechanical systems) microphones and strong capabilities in audio processing technologies to optimize audio systems and improve the user experience in smartphones, tablets, and wearables. Knowles is also the leader in acoustics components used in hearing aids and has a strong position in high-end capacitors. Knowles’ focus on the customer, combined with unique technology, proprietary manufacturing techniques, rigorous testing and global scale, enables it to deliver innovative solutions that optimize the user experience. Founded in 1946 and headquartered in Itasca, Illinois, Knowles is a global organization with employees in 12 countries. For more information, visit knowles.com.

Forward Looking Statements

This news release contains forward-looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “project,” “estimate,” “budget,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “seek,” “should,” “will,” “would,” “objective,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” and similar expressions, among others, generally identify forward-looking statements, which speak only as of the date the statements were made. The statements in this news release are based on current plans, expectations, forecasts and assumptions involving risks and uncertainties that could cause actual outcomes or results to differ materially from those outcomes or results that are projected, anticipated or implied in these statements. These risks and uncertainties include, but are not limited to: MEMS microphone demand from our largest customers, in particular, two large North American OEM customers, a large Korean OEM customer and Chinese OEMs; the success and rate of multi-microphone and smart microphone adoption and market adoption of our “intelligent audio” solutions; the pace and success of achieving the cost savings from our announced restructurings and acquisitions; our ability to slow and offset price erosion in certain of our microphone products; fluctuations in our stock’s market price; fluctuations in operating results and cash flows; our ability to prevent or identify quality issues in our products or to promptly remedy any such issues that are identified; the timing of OEM product launches; customer purchasing behavior in light of current and anticipated mobile phone launches; downward pressure on the average selling prices for our products; risks associated with increasing our inventories in advance of anticipated orders by customers; macroeconomic conditions, both in the U.S. and internationally; foreign currency exchange rate fluctuations; our ability to achieve continued reductions in our operating expenses; our ability to qualify our products and facilities with customers; risks and costs inherent in litigation; our ability to obtain, enforce, defend or monetize our intellectual property rights; increases in the costs of critical raw materials and components; availability of raw materials and components; delays in customer product introductions and other related customer challenges that may occur; our ability to successfully consummate acquisitions and divestitures, and our ability to integrate acquisitions following consummation; our obligations and risks under a tax matters agreement that was executed as part of our spin-off from our former parent company; managing new product ramps and introductions for our customers; risks associated with international sales and operations; retaining key personnel; our dependence on a limited number of large customers; our ability to maintain and expand our existing relationships with leading OEMs and to establish relationships with new OEMs in order to maintain and increase our revenue; fluctuations in demand by our telecom and other customers and telecom end markets; increasing competition and new entrants in the market for our products; our ability to develop new or enhanced products or technologies in a timely manner that achieve market acceptance; our reliance on third parties to manufacture, assemble and test our products and sub-components; changes in tax laws or our ability to utilize our tax structure and any net operating losses and other factors that we may not have currently identified or quantified; and other risks, relevant factors and uncertainties identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, subsequent Reports on Forms 10-Q and 8-K and our other filings we make with the U.S. Securities and Exchange Commission. Knowles disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.